Exhibit 24(b)(3.6)
AMENDMENT NO. 1 TO THE INTERCOMPANY AGREEMENT

This Amendment No. 1, made and entered into as of December 1, 2013 and effective, unless otherwise noted, as of December 23, 2010, amends the Intercompany Agreement, dated as of December 22, 2010 (the “Agreement”), by and among ING Investment Management LLC
(“IIM”) and ING Life Insurance and Annuity Company (“ILIAC”).

W I T N E S S E T H

WHEREAS, IIM conducts an asset management business through various companies that provides investment advice to and perform administrative services for certain
U.S. registered investment companies (“Funds”), including ING Investments, LLC, an investment adviser for certain Funds; and

WHEREAS, ILIAC is an insurance company which offers a variety of insurance products, including variable annuities, and which also provides administrative services to various tax-advantaged plans and programs established under Section 401(a), 403(b), 457 or 408 of the
Internal Revenue Code, certain non-qualified deferred compensation arrangements, and to custodial accounts established under Code Sections 403(b)(7) or 408 (collectively “non-
insurance customers”); and

WHEREAS, IIM pays and/or causes its subsidiaries to pay, to ILIAC the amounts derived from applying the annual rates listed in Schedule A against the average net assets invested in the Funds by ILIAC and by ILIAC non-insurance customers during the prior calendar month; and

WHEREAS, Schedule A is reviewed at least once each calendar quarter and may be modified at any time by mutual written consent; and

WHEREAS, modifications have been made to Schedule A during the period between the effective date and the date of this Amendment No. 1; and

NOW, THEREFORE, the parties agree as follows:

1.	Schedule A to the Agreement is deleted in its entirety and is replaced with the attached Schedule A.

2.	Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Amend #1- Schedule A

	3.	This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.
	4.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

ING INVESTMENT MANAGEMENT		ING LIFE INSURANCE AND ANNUITY
LLC		COMPANY
By: /s/Daniel Wilcox		By:
Name:	Daniel Wilcox	Name:
Title:	Chief Financial Officer	Title:

Amend #1- Schedule A

3.	This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.
4.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

ING INVESTMENT MANAGEMENT		ING LIFE INSURANCE AND ANNUITY
LLC		COMPANY
By:		By: /s/Lisa S. Gilarde
Name:		Name:	Lisa S. Gilarde
Title:		Title:	Vice President

Amend #1- Schedule A

Schedule A

This Schedule is made and entered into as of December 1, 2013 and, unless otherwise identified below, is effective as of December 23, 2010.

As described in Section 1 ILIAC shall be paid at the rates set forth immediately below. In the case of funds of funds, except as otherwise indicated
below, payments will not apply to the shares of the fund of funds held directly but will instead apply to shares of underlying funds held indirectly through the fund of funds at the rates specified for those underlying funds calculated in the same manner as if the underlying funds were held directly.

Payments listed in Schedule A shall not be made for assets contained in the following retirement plans:
• ING USA Annuity & Life Insurance Company "Equifund" Retirement Plan
• ING Americas Savings Plan & ESOP
• The 401(k) Plan for ILIAC Agents
• ING Investment Management LLC 401(k) Profit Sharing Plan

Fund Type	Fund	Rate

3rd Party SA	ING Alternative Beta Fund (liquidated 12/10/12)%
Am Funds	ING American Funds Global Growth and Income Portfolio	%
Am Funds	ING American Funds International Growth and Income Portfolio	%
IIM Equity/Balanced	ING Australia Index Portfolio (effective 3/2/11)%
IIM Equity/Balanced	ING Balanced Portfolio	%
3rd Party SA	ING BlackRock Science and Technology Opportunities Portfolio (merged into ING MidCap	%
Opportunities Portfolio on 3/23/13)
IIM Fixed	ING Bond Portfolio (effective 7/21/12)%
IIM Fixed	ING Brokerage Cash Reserves (liquidated on 3/8/11)%
Fund of Funds	ING Capital Allocation Fund	%
3rd Party SA	ING Clarion Global Real Estate Portfolio	%
IIM Fixed	ING Classic Money Market Fund (liquidated on 3/8/11)%
IIM Equity/Balanced	ING Core Equity Research Fund	%
IIM Equity/Balanced	ING Corporate Leaders 100 Fund	%
IIM Equity/Balanced	ING Corporate Leaders Trust Fund Series B	%
IIM Fixed	ING Diversified Emerging Markets Debt Fund (effective 10/15/12)%
Fund of Funds	ING Diversified International Fund	%
3rd Party SA	ING Emerging Countries Fund (merged into ING Emerging Markets Equity Fund on 7/21/12)%
3rd Party SA	ING Emerging Markets Equity Dividend Fund (effective 7/21/12)%
3rd Party SA	ING Emerging Markets Equity Fund (effective 10/3/11)%
IIM Equity/Balanced	ING Emerging Markets Index Portfolio (effective 12/19/11)%
IIM Equity/Balanced	ING Equity Dividend Fund (name change to ING Large Cap Value Fund)%
IIM Equity/Balanced	ING Euro STOXX 50 Index Portfolio	%
IIM Fixed	ING Floating Rate Fund	%
IIM Equity/Balanced	ING FTSE 100 Index Portfolio	%
IIM Fixed	ING GET U.S. Core Portfolio - Series 10 (liquidated 12/5/12)%
IIM Fixed	ING GET U.S. Core Portfolio - Series 11 (liquidated 2/28/13)%
IIM Fixed	ING GET U.S. Core Portfolio - Series 12 (liquidated 6/20/13)%
IIM Fixed	ING GET U.S. Core Portfolio - Series 13%
IIM Fixed	ING GET U.S. Core Portfolio - Series 14%
IIM Fixed	ING GET U.S. Core Portfolio - Series 5 (liquidated 9/9/11)%
IIM Fixed	ING GET U.S. Core Portfolio - Series 6 (liquidated 12/9/11)%
IIM Fixed	ING GET U.S. Core Portfolio - Series 7 (liquidated 3/8/12)%
IIM Fixed	ING GET U.S. Core Portfolio - Series 8 (liquidated 6/7/12)%
IIM Fixed	ING GET U.S. Core Portfolio - Series 9 (liquidated 9/6/12)%
IIM Fixed	ING Global Bond Fund	%
IIM Fixed	ING Global Bond Portfolio	%
3rd Party SA	ING Global Equity Dividend Fund	%
IIM Equity/Balanced	ING Global Natural Resources Fund	%
3rd Party SA	ING Global Opportunities Fund	%
3rd Party SA	ING Global Real Estate Fund	%
IIM Equity/Balanced	ING Global Resources Portfolio	%

Schedule A (Cont.)

Fund Type	Fund	Rate
%
Fund of Funds	ING Global Target Payment Fund	%
IIM Equity/Balanced	ING Global Value Advantage Portfolio (effective 7/12/13)%
3rd Party SA	ING Global Value Choice Fund (merged into ING International Value Equity Fund on 7/13/13)%
IIM Fixed	ING GNMA Income Fund	%
3rd Party SA	ING Goldman Sachs Commodity Strategy Portfolio (Adviser changed to IIL from DSL on 1/1/13)%
3rd Party SA	ING Greater China Fund (name change to ING Emerging Markets Equity Dividend Fund)%
IIM Equity/Balanced	ING Growth and Income Portfolio	%
IIM Equity/Balanced	ING Growth Opportunities Fund	%
IIM Equity/Balanced	ING Hang Seng Index Portfolio	%
IIM Fixed	ING High Yield Bond Fund	%
IIM Equity/Balanced	ING Index Plus International Equity Fund (liquidated 2/22/13)%
IIM Equity/Balanced	ING Index Plus LargeCap Fund (merged into ING Corporate Leaders 100 Fund on 7/21/12)%
IIM Equity/Balanced	ING Index Plus LargeCap Portfolio	%
IIM Equity/Balanced	ING Index Plus MidCap Fund (merged into ING SMID Cap Equity Fund on 7/21/12)%
IIM Equity/Balanced	ING Index Plus MidCap Portfolio	%
IIM Equity/Balanced	ING Index Plus SmallCap Fund (merged into ING SMID Cap Equity Fund on 7/21/12)%
IIM Equity/Balanced	ING Index Plus SmallCap Portfolio	%
Fund of Funds	ING Index Solution Portfolios	%
IIM Fixed	ING Intermediate Bond Fund	%
IIM Fixed	ING Intermediate Bond Portfolio	%
3rd Party SA	ING International Capital Appreciation Fund (liquidated 3/23/12)%
3rd Party SA	ING International Core Fund (effective 2/8/11)%
3rd Party SA	ING International Growth Fund (effective 1/5/11. Name changed to ING Multi-Manager	%
International Equity Fund on 07/01/13)
IIM Equity/Balanced	ING International Index Portfolio	%
3rd Party SA	ING International Real Estate Fund	%
3rd Party SA	ING International Small Cap Fund	%
3rd Party SA	ING International Value Choice Fund (merged into ING International Value Equity on 7/13/13)%
IIM Equity/Balanced	ING International Value Equity Fund (effective 11/30/12)%
IIM Equity/Balanced	ING International Value Fund (merged into ING International Value Equity Fund on 7/13/13)%
IIM Equity/Balanced	ING International Value Portfolio	%
IIM Fixed	ING Investment Grade Credit Fund	%
IIM Equity/Balanced	ING Japan TOPIX Index Portfolio	%
IIM Equity/Balanced	ING Large Cap Growth Fund (effective 3/1/12)%
IIM Equity/Balanced	ING Large Cap Growth Portfolio	%
IIM Equity/Balanced	ING Large Cap Value Fund (name change from ING Equity Dividend Fund)%
IIM Equity/Balanced	ING Large Cap Value Portfolio	%
IIM Fixed	ING Limited Maturity Bond Portfolio	%
IIM Fixed	ING Liquid Assets Portfolio	%
IIM Equity/Balanced	ING MidCap Opportunities Fund	%
IIM Equity/Balanced	ING MidCap Opportunities Portfolio	%
3rd Party SA	ING MidCap Value Fund (effective 10/3/11)%
IIM Fixed	ING Money Market Fund	%
IIM Fixed	ING Money Market Portfolio	%
3rd Party SA	ING Multi-Manager International Equity Fund (effective 7/1/13)%
Fund of Funds	ING Oppenheimer Active Allocation Portfolio (merged into ING T. Rowe Price Capital	%
Appreciation Portfolio on 3/23/13)
3rd Party SA	ING Real Estate Fund	%
Fund of Funds	ING Retirement Portfolios (effective 1/1/14)%
Fund of Funds	ING Retirement Solution Funds (effective 12/19/12)%

Schedule A (Cont.)

Fund Type	Fund	Rate

IIM Equity/Balanced	ING Russell Large Cap Growth Index Portfolio	%
IIM Equity/Balanced	ING Russell Large Cap Index Portfolio	%
IIM Equity/Balanced	ING Russell Large Cap Value Index Portfolio	%
IIM Equity/Balanced	ING Russell Mid Cap Growth Index Portfolio	%
IIM Equity/Balanced	ING Russell Mid Cap Index Portfolio	%
IIM Equity/Balanced	ING Russell Small Cap Index Portfolio	%
3rd Party SA	ING Russia Fund	%
IIM Fixed	ING Senior Income Fund	%
IIM Fixed	ING Short Term Bond Fund (effective 11/29/12)%
IIM Equity/Balanced	ING Small Company Fund	%
IIM Equity/Balanced	ING Small Company Portfolio	%
IIM Equity/Balanced	ING SmallCap Opportunities Fund	%
IIM Equity/Balanced	ING SmallCap Opportunities Portfolio	%
IIM Equity/Balanced	ING SMID Cap Equity Fund (effective 7/21/12)%
Fund of Funds	ING Solution Portfolios	%
Fund of Funds	ING Strategic Allocation Portfolios	%
IIM Fixed	ING Strategic Income Fund (effective 10/15/12)%
IIM Equity/Balanced	ING Tactical Asset Allocation Fund (liquidated 12/15/11)%
IIM Fixed	ING U.S. Bond Index Portfolio (effective 2/21/12)%
IIM Equity/Balanced	ING U.S. Stock Index Portfolio	%
IIM Equity/Balanced	ING Value Choice Fund (merged into ING Large Value Fund on 7/13/13)%
IIM Equity/Balanced	ING WisdomTree Global High-Yielding Equity Index Portfolio (name change to ING Global Value	%

For the fund of funds listed above, IIM will pay the amount stated in this Schedule A. IIM will not pay any amounts on assets in the underlying funds in these fund of funds. In addition, amounts due to ILIAC from IIM for these fund of funds shall be reduced by amounts due to ILIAC from Directed
Services LLC (DSL) and/or its subsidiaries under the Intercompany Agreement between DSL and ILIAC with respect to the underlying funds in these fund of funds.